Exhibit 99.3

Investor Presentation October 2020 ©2020 Finance of America Equity Capital LLC

Disclaimer This presentation contemplates the proposed business combination involving Replay Acquisition Corp. (“Replay”) and Finance of America Equity Capital LLC (together with its subsidiaries and affiliates, “Finance of America”). Forward-Looking Statements This presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Replay’s and Finance of America’s actual results may differ from their expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should, ” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Replay’s and Finance of America’s expectations with respect to future performance and anticipated financial impacts of the proposed business combination, the satisfaction or waiver of the closing conditions to the proposed business combination, and the timing of the completion of the proposed business combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially, and potentially adversely, from those expressed or implied in the forward-looking statements. Most of these factors are outside Replay’s and Finance of America’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change, or other circumstances that could give rise to the termination of the definitive merger agreement (the “Agreement”); (2) the outcome of any legal proceedings that may be instituted against Replay, New Pubco (as defined below) and/or Finance of America following the announcement of the Agreement and the transactions contemplated therein; (3) the inability to complete the proposed business combination, including due to failure to obtain approval of the shareholders of Replay, certain regulatory approvals, or satisfy other conditions to closing in the Agreement; (4) the occurrence of any event, change, or other circumstance that could give rise to the termination of the Agreement or could otherwise cause the transaction to fail to close; (5) the impact of COVID-19 on Finance of America’s business and/or the ability of the parties to complete the proposed business combination; (6) the inability to obtain or maintain the listing of New Pubco’s shares of common stock on the NYSE following the proposed business combination; (7) the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the proposed business combination; (8) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of Finance of America to grow and manage growth profitably, and retain its key employees; (9) costs related to the proposed business combination; (10) changes in applicable laws or regulations; and (11) the possibility that Finance of America or Replay may be adversely affected by other economic, business, and/or competitive factors. The foregoing list of factors is not exclusive. Additional information concerning certain of these and other risk factors is contained in Replay’s most recent filings with the SEC and will be contained in the Form S-4, including the proxy statement/prospectus expected to be filed in connection with the proposed business combination. All subsequent written and oral forward-looking statements concerning Replay, Finance of America or New Pubco, the transactions described herein or other matters and attributable to Replay, Finance of America, New Pubco or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Each of Replay, Finance of America and New Pubco expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in their expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law. Statement Regarding Non-GAAP Financial Measures This presentation also contains non-GAAP financial information. Management uses this information in its internal analysis of results and believes that this information may be useful to investors in assessing Finance of America’s operating performance. Such non-GAAP financial information, including Finance of America’s definitions and methods of calculation, are not necessarily comparable to similarly titled measures of other companies. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures are set forth on in the Appendix. For example, this presentation includes Adjusted EBITDA, which excludes items that are significant in understanding and assessing Finance of America’s financial results or position. Therefore, this measure should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. No Offer or Solicitation This presentation is not a proxy statement or solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed business combination. This presentation shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom. Important Information About the Proposed Business Combination and Where to Find It In connection with the proposed business combination, a registration statement on Form S-4 (the “Form S-4”) is expected to be filed by a newly-formed holding company (“New Pubco”) with the SEC that will include a proxy statement of Replay that will also constitute a prospectus of New Pubco. Replay’s shareholders and other interested persons are advised to read, when available, the Form S-4, including the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement/prospectus and documents incorporated by reference therein, as well as other documents filed with the SEC in connection with the proposed business combination, as these materials will contain important information about Finance of America, Replay, and the proposed business combination. Such persons can also read Replay’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for a description of the security holdings of Replay’s officers and directors and their respective interests as security holders in the consummation of the proposed business combination. When available, the definitive proxy statement/prospectus will be mailed to shareholders of Replay as of a record date to be established for voting on the proposed business combination. Shareholders will also be able to obtain copies of such documents, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: Replay Acquisition Corp., 767 Fifth Avenue, 46th Floor, New York, New York 10153, or info@replayacquisition.com. Participants in the Solicitation Replay, Finance of America, New Pubco and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Replay’s shareholders in connection with the proposed business combination. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Replay’s directors and executive officers in Replay’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 25, 2020. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Replay’s shareholders in connection with the proposed business combination will be set forth in the proxy statement/prospectus for the proposed business combination when available. Information concerning the interests of Replay’s and Finance of America’s participants in the solicitation, which may, in some cases, be different than those of Replay’s and Finance of America’s equity holders generally, will be set forth in the proxy statement/prospectus relating to the proposed business combination when it becomes available. FINANCE OF AMERICA COMPANIES | Slide 2

Finance of America and Replay Acquisition Corp. Senior Leadership

Finance of America



Brian Libman
Chairman and Founder

- Industry Experience: 32 years



Patricia Cook
Chief Executive Officer

- Industry Experience: 41 years



Graham Fleming
President

- Industry Experience: 25 years

Replay Acquisition



Edmond Safra
Co-CEO

- Founder and President of EMS Capital
- VP and Director of M. Safra & Co.



Lance West
Partner

- Fmr. Chairman & CEO of Centerbridge Europe
- Director of Duo Bank (Walmart Bank) Canada and former director of BankUnited



Chinh Chu
Partner

- Fmr. Senior Managing Director and Co-Head of Private Equity at Blackstone
- Director of Dun & Bradstreet and former director of BankUnited

FINANCE OF AMERICA COMPANIES | **Slide 3**

Replay Investment Thesis

1 Highly Differentiated Platform

- ✓ High quality management team
- ✓ Diversified, capital-light business with fully integrated capabilities
- ✓ Multi-channel product suite and distribution network resilient in different rate environments
- ✓ Capital markets expertise including broker / dealer and institutional asset management capabilities
- ✓ Differentiated technology which delivers end-to-end solutions beyond mortgage

2 Supported by Secular Tailwinds and Multiple Avenues for Growth

- ✓ In the early innings of the mortgage boom
- ✓ Insulated from the downside of traditional forward mortgage companies given product diversity
- ✓ Positive demographics providing long runway of growth across FOA's businesses
- ✓ Ability to pivot resources efficiently to the next opportunity
- ✓ Proven acquisition expertise

3 Attractive Entry-Point

- ✓ Attractive entry point, with significant upside
- ✓ Forecast assumes spread compression and does not include new product innovation or M&A
- ✓ Opportunity to improve operating efficiency
- ✓ Acquisitions as source of additional growth
- ✓ Structural tax efficiency

4 Alignment of Interests

- ✓ Management and Blackstone to own ~70% of the pro forma company
- ✓ Over half of sponsor promote deferred and subject to share price hurdles

FINANCE OF AMERICA COMPANIES | Slide 4

1 Business Overview

What We Have Built: A vertically integrated lending platform which seamlessly connects borrowers with investors Our Opportunity: our capabilities to serve the full lifecycle needs while achieving investor goals Further expand of borrower FINANCE OF AMERICA COMPANIES LLC | Slide 6

Finance of America at a Glance Margin (1) Note: 1. See Appendix for reconciliation of Adjusted EBITDA to the nearest GAAP measure FINANCE OF AMERICA COMPANIES | Slide 7 31% 2020E Adj. EBITDA 97 Unique Investors >1,000 Fee Based Clients 41% ’18A-’20E Revenue CAGR $478MM 2020E Adj. EBITDA (1) $32Bn 2020E Total Originations Across 99,000+ Customers •Product agnostic platform with ability to shift resources to take advantage of market opportunities •Established to capitalize on secular macro trends •Proven product innovator and successful acquirer •Built to produce cycle-resistant earnings growth •Built with an emphasis on the highest ethical standards

Multi-Product Platform Spanning Asset Classes and Services

Today					Tomorrow [1]
Lending			**Services**	**Investing**	**Near Term Innovation and M&A**
FINANCE of AMERICA – MORTGAGE –	FINANCE of AMERICA – REVERSE –	FINANCE of AMERICA – COMMERCIAL –	INCENTER	FINANCE of AMERICA – PORTFOLIO MANAGEMENT –	**Agricultural Loans**
Agency and non-agency mortgages	Government and proprietary reverse mortgages	Fix and flip, multi-property and single property investor loans	Title, appraisal management, MSR brokerage and valuation, student lending technology and senior living platform	Broker / dealer platform, leading the distribution of assets generated by origination channels	**Retirement Mortgage**
Distribution network of ~280 locations, 1,000+ loan officers, network of 1,200+ third party originators, and digital / direct-to-consumer					**Fund Management**
					Point of Sale Lending
					Home Improvement

Business Excellence Office ("BXO")

All Business Lines Supported by Agile and Dynamic Centralized Corporate Team Delivering High Quality Services Efficiently

Note:
1. Future expansion opportunities not reflected in current forecast

FINANCE OF AMERICA COMPANIES | Slide 8

The First and Only End-to-End Platform in the Lending Business



Finance of America Platform
Distribution Network
~280 Retail Locations
1,000+ Loan Officers
1,200+ Third-Party Origination Network
Online Customer Acquisition
Product Offerings
Lending
Student Loans
First Time Home Buyers
Vacation Homes
Personal Loans
Refinance
Investor Lending
Farm Lending
Reverse Mortgage
Ancillary Services
Title Underwriting and Closing
MSR Valuation and Brokerage
Senior Home Sharing
Student Lending Tech
Insurance products
Valuation products
Credit, Flood and Tax Certification
Capital Markets and Portfolio Management
Capital Markets
Broker / Dealer to Efficiently Distribute Assets Originated
Test and Ensure Investor Demand for New Products
Innovative Execution
Portfolio Management
Selective Retention of Attractive Assets
Superior Risk Adjusted Return Profile
Customers
Investors

FINANCE OF AMERICA COMPANIES | Slide 9

Our Core Values Guide our Expansion: Customer First, Last and Always Partnership Earning trust by consistently giving our best Service Caring for our community, company, and customer Empowerment Providing opportunity and valuable tools to succeed Excellence Pursuing perfection through every interaction 90+ Net Promotor Score (1) Finance of America Foundation • In partnership with Former Congressman Barney Frank • Offers support, education and relief to distressed borrowers that stretch beyond traditional industry approaches • Ensuring the best outcome for the consumer is top-of-mind through our advisor focused approach. This allows us to ensure that we pair the right product to meet the customer’s goals Finance of America Cares • • Nationwide footprint creating a Local Impact Regional representation to serve local community needs Note: 1. Social Survey FINANCE OF AMERICA COMPANIES | Slide 10

2 HighlyDifferentiated Company

Highly Differentiated Company 1 Massive Addressable Markets with Structural Tailwinds Cycle Resistant Earnings Driven by Platform Diversity with Best-In-Class Technology 2 3 Proven Ability to Innovate and Acquire 4 Limited Capital Investment Required to Support Growth Highly Experienced Management Team with a History of Value Creation 5 FINANCE OF AMERICA COMPANIES | Slide 12

Massive and Growing Addressable Markets… 1 $41Tn U.S. Focused Fixed Income Assets Under Management $11Tn Mortgage Debt Outstanding $7Tn Untapped Senior Home Equity $3Tn Home Value of Investor Properties Enables Purchase of a Customer’s Largest Financial Asset and Achieve Goal of Homeownership Strong Value Proposition for Customers with Low Market Penetration Today Growing Demographic Demand with Aging Housing Stock in Need of Upgrade Dearth of Investable Assets Providing Attractive Risk Adjusted Yields Source: New York Fed, Bureau of Economic Analysis, Mortgage Bankers Association, Inside Mortgage Finance, U.S. Census Bureau, National Conference of State Legislatures and the AARP Public Policy Institute, SIFMA, National Rental Home Council FINANCE OF AMERICA COMPANIES | Slide 13 Total Addressable Market Investing Commercial Mortgage Reverse Mortgage

…with Significant Structural Tailwinds Support Sustained Earnings 1 Growth Significant Untapped Equity Among Seniors…(1) Early Into a Multi-Year Refi Boom Public Pension Fund Total Assets Rising Rapidly… ($Tn) 100% • Median age of U.S. housing stock: 37 years old Senior Home Value $8Tn 30 Tn 75% 25 • COVID accelerating desire to rent single family units 20 50% 15 Senior Home Equity $7Tn • Millennials have strong desire to purchase newer / renovated properties 25% 10 5 0% 2.5% 3.0% 3.5% 4.0% 4.5% 5.0% 5.5% 6.0% 6.5% 7.0% 0 Mortgage Interest Rate 1949 1959 1969 1979 1989 19992009 2019 … While Annual Cash Flow Doesn’t Cover Expenses and Few Have Other Assets To Sell Household Formation to Drive Purchase Volume (MM) Fix-and-Flip Financing Trends ($Bn) …But Few Assets Can Support Assumed Rates of Return (%) 3.0 30 48 ~$5K Shortfall 20 32 > 1.3 10 16 1.2 0 0 2010 2012 2014 2016 2018 2019 Mean personal income after tax Annual expenditures Total Financed Purchase Dollar Volume (LHS) % Purchased with Financing (RHS) 2015 2016 2017 2018 2019 1H'20 Social Security & Retirement Other income Source: Federal Reserve Database, FactSet, Bloomberg, ICE, National Reverse Mortgage Lenders Association, Fannie Mae, eMBS, Morgan Stanley Research, Department of Housing and Urban Development, BLS, CBO Notes: 1. 2. 3. 4. Total home value of seniors 62+ as of 2016Q4; Total home equity value of seniors 62+as of 2018Q1 As of 9-Oct-2020 Shown ICE BofA BBB US Corporate Index Effective Yield As of 9-Oct-2020 FINANCE OF AMERICA COMPANIES | Slide 14 Fix-and-Flip Single Family Rental 2.42% Investment Grade Corporate Bond Yield (3) (4) $50K $20K $25K 2.2 1.5 1.8 7.5% Avg. Public Pension Fund Return Target 0.79% 10Yr US Treasury Yield (2) $24 CAGR: 8% ~88% of $11Tn In-The-Money For a Refi <0.2% Market Penetration Investing Commercial Mortgage Reverse Mortgage

2 Platform Diversity Produces Cycle Resistant Earnings

Growing, Cycle Resistant Earnings



FOA vs. MBA Mortgage Originations vs. Rocket (1)
375%
300%
225%
150%
75%
0%
(75%)
143%
16%
22%
132%
(10%)
(41%)
50%
(4%)
(49%)
107%
32%
267%
284%
45%
359%
2016
2017
2018
2019
2020E
FOA Adj. EBITDA YoY Change %
MBA Originations YoY Change %
Rocket Adj. EBITDA YoY Change %

Attractive and Improving Revenue per Unit



Revenue per Unit Originated (8)
Consistent Improvement Over Time
$6,556
$5,725
$7,263
$10,289
$10,277
$10,665
$11,792
$13,382
$14,172
2017
2018
2019
2017
2018
2019
2017
2018
2019
MBA
Average
ROCKET
FINANCE of AMERICA

Adjusted EBITDA by Segment



2018 – 2020E Adj EBITDA
8%
3%
34%
53%
2022E Adj EBITDA
7%
13%
8%
25%
47%
Mortgage
Reverse
Commercial
Portfolio Management
Lender Services

Significant Structural Tailwinds

- **Mortgage:** Sustained period of historically low interest rates and increased household formation driving a return to a purchase market
- **Reverse:** Significant equity held by seniors while demographic does not have enough reserves to age in place.
- **Commercial:** Aging housing stock and Millennial bias for newer / renovated properties

Source: CapitalIQ, MBA, Company Filings, Stratmor peer group survey
1. Each company may define Adj. EBITDA differently, and as a result, our YoY Change in Adj. EBITDA may not be directly comparable to that of our peers

FINANCE OF AMERICA COMPANIES | Slide 15

2 Our Proprietary Technology Enables Our End-to-End Platform

Finance of America's Corporate (BXO) load factor [1] is **34% less** than industry standard

90%+ NPS score [3]

Finance of America's Two-XP Platform Enables a Digital Mortgage Experience

	Function	TWO XP POINT OF SALE	Industry Comparable [2]	ROCKET
Client Portal	Online Application	✓	X	✓
	Secure Upload Documents	✓	X	✓
	eSign Documents	✓	✓	✓
	Pay and Order Appraisal	✓	X	✓
	Automated Assets Verification	✓	✓	✓
	Automated Income Verification	Q4'20	✓	✓
	Real Time Loan Status Updates	✓	✓	✓
Advisor	Quick Quote / Scenario Builder	✓	✓	✓
	Single Request Product/Pricing/Closing Costs/MI	✓	X	✓
	Third Party Fee Automation	✓	✓	✓
	Presentation Quality Loan Summary/Comparison	✓	X	✓
	Dynamic Client Document Needs List	✓	X	✓
	DUAL Automated Underwriting System (AUS)	✓	X	✓
	Rate Locking	✓	✓	✓
	Initial Disclosures	✓	✓	✓
	Direct to Underwriting Submission	✓	X	✓
	Native mobile application	2021	X	✓
	Live chat integrated support	2021	✓	✓
	Instant prequalification	X	X	✓

Finance of America's Two-XM Marketing Operating System Comparison

Function	TWO XM MARKETING	Industry Comparable [2]
Advanced Reporting and Analytics	✓	X
Multi-Channel Marketing Platform (Email/Print/Social/Web)	✓	X
Referral Partner Co-Marketing	✓	✓
Collateral Generation w/Single or Dual Branding	✓	✓
Initiate Targeted Marketing	✓	✓
Automated Multi-Channel Customer Journey	✓	✓
Automated Opportunities Dashboards (Rate Alerts / ARMs / Mortgage Insurance / etc.)	✓	X
Customer Behavioral Insights (Mortgage Inquiry / Equity Alerts / Debt Alerts / Collections / Credit Alert / etc)	✓	X
MLS Integration / Property Listing Alerts	✓	✓
Single Property Websites	✓	✓
Lead Capture / Landing Pages / Event Registrations	✓	✓
Customer Engagement - Home Owner (Property Value / Appreciation Trends / Recent Sales / Home Improvement / Refi & Equity Tools)	Q4'20	X
Customer Engagement - Home Buyer (Property Search / New Listing Alerts / Home Favorites)	Q4'20	X
Launch Marketing in A/B Testing Mode	✓	X

Source: MBA/Stratmor peer group survey
Notes:
1. Corporate load factor is defined as corporate cost/number of FTE per MBA/Stratmor peer group survey
2. Based on information gathered by internal staff at FOA about its competitors
3. Social Survey

FINANCE OF AMERICA COMPANIES | Slide 16

3 Proven Ability to Innovate and Acquire

Value Creation Through Innovation and Acquisition

Innovate

Retirement Mortgage

- Single loan that facilitates the transition to retirement
- Addresses primary reason for reverse application fallout – insufficient funds to repay existing mortgage

MSR Fund

- Launching FOA managed fund with initial capital commitments in excess of $500MM from third parties

Acquire

B2R Finance

- Restructured all low-margin products, leveraging capital markets execution abilities
- Redirected focus to core competencies

campusdoor

- Whitelabel SasS and outsource lending platform that provides an easy entrée into consumer and private student lending.
- Largest third party technology and fulfilment provider to the Private Student Lending industry (1)

Optimization and Expansion Driving Profitability After Integration

Annualized Pre-Tax Income at Day-0 and 24 Months After Integration
($MM)



$79.7
16x Multiple
$5.0
T+0 Month
T+24 Month

FOA has executed 15 acquisitions since 2013, transforming its capabilities and scale

Note:
1. Based on Company estimates

FINANCE OF AMERICA COMPANIES | Slide 17

Limited Capital Investment Required to Support Growth 4 Forward Mortgage Reverse Mortgage Commercial ($MM, unless noted) A Assumed Days on Balance Sheet 30 60 45 B = BB / 365 as a % of 365 Days 8% 16% 12% C = BA * Implied Increase in Avg Warehouse Advances 396 42 76 D C Warehouse Advance Rate 95% 95% 80% E = BD * (1-E ) F Projected 2021 Adj. Net Income (1) 211 Note: 1. See Appendix for reconciliation of Adjusted Net Income to the nearest GAAP measure. Assumes tax rate of 25%; the results of Finance of America Commercial are included as part of the net income attributable to Finance of America Equity Capital LLC. FINANCE OF AMERICA COMPANIES | Slide 18 Additional Capital Needed as % of 2021E Net Income18% Capital Required to Support Increase in Warehouse20215 Cumulative Capital Needed to Support Growth37 20-21E YoY Growth Expected in Originations ($MM)4,822254616 80% of net income generated available for acquisitions / new businesses or distribution

Highly Experienced Management Team with a History of Value Creation 5 8 of 13 Members of Management are Founding Executives of FOA and Have Worked Together For 10+ Years Years of Industry Experience FINANCE OF AMERICA COMPANIES | Slide 19 Joe Hullinger President, Finance of America Commercial 35 Years Bill Dallas President, Finance of America Mortgage 26 Years Kristen Sieffert President, Finance of America Reverse 16 Years Lauren Richmond General Counsel 8 Years Alex Baren Managing Director, Enterprise Operations 10 Years Bruno Pasceri President, Incenter 39 Years Tony Villani Chief Legal Officer 37 Years Benjamin Hill Chief Information Officer 20 Years Karen Tankersley Strategic Legal Advisor, President, Finance of America Foundation 38 Years Jeremy Prahm Chief Investment Officer 15 Years Graham Fleming President 25 Years Patricia Cook Chief Executive Officer 41 Years Brian Libman Chairman and Founder 32 Years

3 Financial Overview

Financial Overview ($MM) 1,893 Current Margin (1) 1,754 1,565 22001818A 2021091A9 22002200E 22002211E 22002222E ($MM) 667 Current Margin (1) 22001818A 2021091A9 2022002E0 202201E21 2200222E ($MM) 476 22001818A 2021091A9 2022002E0 202201E21 2200222E Notes: 1.Potential upside to projections if current gain on sale margins remain at current levels 2. 3. See Appendix for reconciliation of Adjusted EBITDA to the nearest GAAP measure See Appendix for reconciliation of Adjusted Net Income to the nearest GAAP measure. Assumes tax rate of 25%; the results of Finance of America Commercial are included as part of the net income attributable to Finance of America Equity Capital LLC. FINANCE OF AMERICA COMPANIES | Slide 21 Current Margin (1) 410 204 293 199 3557 272 211 Adj. Net Income (3) 577 272 478 265 124 60 396 311 Adj. EBITDA (2) 272 265 1,621 789894 1,489 • Considerable room for upside given assumptions underlying our financial projections 1• Mortgage market size based on the MBA forecasts, which assumes an increase in interest rates in 2021 2• Normalization of GOS margins to historical levels starting Jan 1, 2021 • $265MM and $272MM of incremental opportunity if GOS margins remain at current levels in 2021 and 2022, respectively 3• Tax rate of 25% applied to projections – we expect an average cash tax rate of ~12% for the next five years, including ~8.5% in 2021, due to structuring of reverse mortgage securizations 4• Upside from product innovation and M&A not included in financial projections Commentary Revenue

Adjusted EBITDA by Segment ($MM) Corp & Other Lender Services Portfolio Management Reverse Mortgage Commercial Current Margin (1) 667 577 478 2022002E0 202201E21 202202E2 Note: 1. Potential upside to projections if current gain on sale margins remain at current levels FINANCE OF AMERICA COMPANIES | Slide 22 14 396 103 311 31 393 56 18 35 33 105 18 93 201 181 (8) (39) (31) (32) 265 272 Mortgage • 21% ’18A-’22E CAGR in top-line as business expands an expected capacity to increase market share • Adjusted EBITDA growth from ($20MM) in 2018 to $201MM in 2022 as originations increase ~150% within the same period • Primary/secondary spreads assumed to compress to historical levels in 2021, significant incremental opportunity if current margins continue Reverse • 5% ’18A-’22E CAGR in top-line as business assumes stable consistent growth in platform • Adjusted EBITDA growth from $90MM in 2018 to an expected $105MM in 2022 Commercial • 17% ’18A-’22E CAGR in top-line as business is expected to return to pre-COVID levels by late 2022 • Adjusted EBITDA growth from $8MM in 2018 to an expected $35M in 2022 Portfolio Management • 12% ’18A-’22E CAGR in top-line as business continues to grow with MSR retention strategy and continued cash flows of proprietary products • Adjusted EBITDA growth from $21MM in 2018 to an expected $56MM in 2022 Lender Services • 35% ’18A-’22E CAGR in top-line as business increases capture of FoA businesses and increases services to third-party clients • Adjusted EBITDA growth from $2MM in 2018 to an expanded $31MM in 2022 Corporate • Assumes 25% tax rate, though we expect an average effective rate of ~12% for the next 5 years given favorable treatment of our reverse business Commentary

(1) Preliminary Q3 2020 Financial Results Funded Volume ($Bn) 9.0 9.3 Revenue ($MM) $515 $540 EBITDA ($MM) $215 $235 Reconciliation of EBITDA ($MM) Adjustments to Pre-Tax Income (2) 1 5 Notes: 1. Our preliminary estimated results have been prepared in good faith by, and are the responsibility of, management based upon our internal reporting for the three mon ths ended September 30, 2020. Our auditor, BDO USA, LLP has not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial results. Accordingly, BDO USA, LLP does not express an opinion or any other form of assurance with respect thereto. Actual results for Q3 2020 could vary materially as we finalize our financial results and our auditors complete their review procedures. Adjustments include depreciation of fixed assets, amortization of intangible assets, corporate debt interest expense and chan ges in deferred purchase price liabilities 2. FINANCE OF AMERICA COMPANIES | Slide 23 EBITDA 215 235 Pre-Tax Income 214 230 Q3 2020 Low High

4 TransactionOverview &Valuation Considerations

Illustrative Transaction Overview

- Pro forma equity value of $1,912MM (9.1x and 7.0x multiple of 2021E and 2022E Adj. Net Income, respectively)[1]
- The transaction is expected to close in the first half of 2021
- Finance of America to target minimum cash balance of $250MM at close
- In addition to the PIPE offering, Finance of America expects to launch a $350MM high yield debt offering in the near term

Sources and Uses

$MM, unless noted

Sources	
Cash in Trust	$288
Proceeds from PIPE Raise	250
Seller Rollover	1,337
Total Sources	**$1,875**

Uses	
Seller Rollover	$1,337
Proceeds to Existing FOA Shareholders[2]	518
Estimated Deal Expenses	20
Total Uses	**$1,875**

Valuation and Pro Forma Ownership[2]

$MM, unless noted

Pro Forma Valuation	
Share Price	$10.00
x Pro Forma Shares Outstanding (MM)[3]	191.2
Pro Forma Equity Value	**$1,912**
Equity Value / 2021E Adj. Net Income $211MM[1]	***9.1x***
Equity Value / 2022E Adj. Net Income of $272MM[1]	***7.0x***

Pro Forma Ownership[4]



PIPE Investors
13%
Replay Sponsor
2%
Replay Stockholders
15%
Seller Rollover
70%

Notes:
1. See Appendix for reconciliation of Adjusted Net Income to the nearest GAAP measure. Assumes tax rate of 25%
2. Assumes no Replay stockholder has exercised its redemption rights to receive cash from the trust account. This amount will be reduced by the amount of cash used to satisfy any redemptions
3. Pro Forma shares outstanding assumes "full exchange" of seller rollover interests for listed shares of public company on a one-for-one basis (UP-C structure)
4. Assumes a nominal share price of $10.00. Ownership excludes impact of earn out and unvested sponsor promote. Selling Shareholders to receive an additional earn out to vest over 6 years with share price hurdles (receive 9MM shares at each of the following share prices: $12.50 and $15.00). Sponsor promote of 7.2MM shares, 40% issued at close, 35% vests at $12.50 share price and 25% vests at $15.00 share price

FINANCE OF AMERICA COMPANIES | **Slide 25**

Significant Upside to Forecasts Using Alternative Market Inputs

- FOA projections for market size and gain on sale margin incorporate:
  - 2021 MBA forecast for market size: $2.2Tn
  - Reversion to historical GOS margins in 2021: 278Bps
- Flexing these assumptions using alternative inputs from market sources suggests significant potential upside to FOA's forecasts
  - Market size: Fannie Mae forecasts $2.6Tn for 2021 originations
  - GOS Margins: Midpoint of FOA's base case 2020E and 2021E GOS margins (337Bps)

Using the alternative assumptions drops P / '21 E from 9.1x to 4.3x

Further adjusting for FOA's expected cash tax rate of 8.5%, from assumed 25%, drops P / '21 E to 3.5x

Impact to 2021E Assumptions

	FOA Estimates		Impact of Adjusting GOS Margin and Market Size Assumptions
	2020E	2021E	
Key Financial Metrics			
Market Size ($Tn)	3.1	2.2	2.6[1]
Originations ($Bn)[2]	28	33	39
YoY Change	*85%*	*17%*	*36%*
Market Share (%)[2]	0.9%	1.5%	1.5%
GOS Margin (bps)[2]	397	278	337[3]
Revenue ($MM)	1,565	1,489	1,806
Adj. Net Income ($MM)[4]	**293**	**211**	**449**
Adj. Net Income Margin (%)	19%	14%	25%
Valuation		**1,912**	**1,912**
Implied P/E		**9.1x**	**4.3x**
Adjusted for 8.5% tax rate		257	547
Implied P/E		**7.4x**	**3.5x**

Notes:
1. Based on current Fannie Mae forecast for mortgage originations in 2021
2. Represents metric for FOA Mortgage only
3. Midpoint of FOA's base case 2020E GOS margin and 2021E GOS margin
4. See Appendix for reconciliation of Adjusted Net Income to the nearest GAAP measure. Assumes tax rate of 25%; the results of Finance of America Commercial are included as part of the net income attributable to Finance of America Equity Capital LLC.

FINANCE OF AMERICA COMPANIES | Slide 26

Diversity of Businesses Produces Consistent and Outsized Earnings YoY Change in MBA Mortgage Originations or YoY Change in Adj. EBITDA (%) (1) (2) 375% 359% 300% 284% 235% 225% 150% 107% 75% 55% 45% 32% 16% 0% N/A N/A (1%) (10%) (4%) (12%) (16%) (20%) (41%) (49%) (75%) ‘16 ‘17‘18 ‘192020E ‘16 ‘17‘18 ‘19 2020E ‘16 ‘17‘18 ‘19 2020E ‘16 ‘17‘18 ‘192020E ‘16 ‘17‘18 ‘19 2020E ‘16 ‘17‘18 ‘192020E Est. Originations Source: MBA, Peer filings, CapitalIQ (market data as of 09-0ct-2020) Notes: 1. Represents YoY Change in pretax income for PFSI 2. Each company may define Adj. EBITDA differently, and as a result, our YoY Change in Adj. EBITDA may not be directly comparable to that of our peers FINANCE OF AMERICA COMPANIES | Slide 27 5% 10% 13% 81% 98% 37% 143% 132% 107% 50% 267% 22% Higher Degree of Earnings Growth Consistency Relative to Peers

Valuation Across Company Comparables FOA w/Alternative Wholesale Wholesale commercial finance enabled, digital platform for the 10.3x 9.5x 3.3x (3) 0.3x 0.1x N/M Source: CapitalIQ, Company Filings Notes: Market data as of 09-Oct-2020; except for UWM (multiples based on transaction announcement on 23-Sep-2020). 1. 2. 3. Calculated as ’22E P/E divided by ’19A-’22E Earnings CAGR FoA ’19A-’22E Earnings CAGR calculated using 25% tax-rate See page 26 for detailed 2021E calculation. 2022E earnings with alternative assumptions based on $2.6Tn market size and 337 Bps GOS Margin FINANCE OF AMERICA COMPANIES | Slide 28 FOA Current Assumptions Description: Agile cross product financial services platform Lending DiversifiedMortgage, tech-enablement mortgage originatormortgage originatorcompanyplayerautomotive finance market 32.5x ’21E P / E 9.1x 4.3x (3) 15.3x 5.9x ’22E P / E 7.0x 24.3x 14.6x 7.5x9.1x10.0x ’22E P / E / G (1) (2)(2) (3) 0.1x0.1x 0.6x 0.3x

Appendix

Adjusted EBITDA Reconciliation ($MM) Depreciation of Fixed Assets Amortization of Intangible Assets Corporate Debt Interest Expense Deferred Purchase Price Liability 5 3 1 (2) 6 3 3 (2) 8 3 8 (0) 8 3 18 (0) 8 3 18 0 Total Adjustments to Pre-Tax Income 7 10 19 28 29 Change in FV of Minority Investments Change in FV of Loans and Securities HFI One-time Expenses / Adjustments (2) (10) 18 (1) 20 18 - 62 5 - - - - - - Total Adjustments to EBITDA 5 37 66 - - FINANCE OF AMERICA COMPANIES | Slide 30 Adjusted EBITDA 60 124 478 311 396 EBITDA 55 88 412 311 396 Pre-Tax Income 48 78 393 283 367 2018A 2019A 2020E 2021E 2022E

Adjusted Net Income Reconciliation ($MM) Provision for Income Taxes (Subsidiary C-Corps) 0 1 2 2 3 Provision for Income Taxes @ 25% (12) (19) (98) (70) (91) Total Adjustments to Net Income (12) (19) (98) (70) (91) FINANCE OF AMERICA COMPANIES | Slide 31 Adjusted Net Income3557293211273 Net Income before Non-Controlling Interest4777391281364 Pre-Tax Income4878393283367 2018A2019A2020E2021E2022E

Timeline of Enhancements to HECM Product

Activity	2013	2014	2015	2017	2018	2019	2020
60% cap on upfront draws							
Reduced PLF (the reverse LTV): reduced percentage of borrowers who qualified, reducing overall industry production							
Introduction of Financial Assessment: • All borrowers required to complete reverse mortgage counseling through HUD Approved Independent 3rd party counselor • All borrower's complete financial assessment to assess creditworthiness and ability to pay tax and insurance obligations • If required, life expectancy set aside ("LESA") created to cover taxes and hazard insurance payment for life of loan							
Implementation of NBS provisions which grant a surviving non-borrowing spouse the right to continue to occupy the property subject to the terms of the original loan agreement							
Changes to upfront and ongoing mortgage insurance premiums and update of PLFs/LTVs, reducing interest rate floor from 5.06% to 3%							
Introduction of collateral risk assessment of HECM appraisals to ensure proper valuations were being used in the origination of HECMs							

Finance of America Reverse	Pre-Financial Assessment					Post Financial Assessment				
Loan Age (Months)	13-24	25-36	37-48	>48 [2]	Total	13-24	25-36	37-48	>48	Total
Serious Default [1]	8.4%	4.9%	14.9%	19.6%	**8.4%**	1.4%	2.2%	2.7%	3.9%	**2.0%**
T&I Default	6.3%	3.6%	9.9%	13.7%	**5.9%**	0.7%	1.1%	1.7%	2.7%	**1.2%**

75-80% improvement in T&I / Serious Default at Finance of America Reverse since financial assessment was implemented

Notes:
1. Serious defaults are defined as T&I defaults plus foreclosures plus other "Called Due" status loans, exclusive of death
2. Puerto Rico production materially impacted defaults. Loans are no longer originated in Puerto Rico

FINANCE OF AMERICA COMPANIES | Slide 32